NINTH AMENDMENT TO THE
PACER FUNDS TRUST
CUSTODY AGREEMENT

    THIS NINTH AMENDMENT, dated as of the last date on the signature block (the “Effective Date”), to the Custody Agreement, dated as of October 29, 2021, as amended (the “Agreement”), is entered into by and between PACER FUNDS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANK, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the parties desire to amend Exhibit B of the Agreement to add the following entities to its series:

-Pacer Cash COWZ 100-Nasdaq 100 Rotator ETF
-Pacer S&P 500 Quality FCF Aristocrats ETF

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

1.    Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date written below.

PACER FUNDS TRUST	U.S. BANK, N.A.
By: /s/ Bruce Kavanaugh	By: /s/ Gregory Farley
Name: Bruce Kavanaugh	Name: Gregory Farley
Title: Secretary	Title: Sr. Vice President
Date: April 16, 2025	Date: April 17, 2025

Exhibit B of the Custody Agreement
Separate Series of Pacer Funds Trust
Name of Series:

Pacer Trendpilot US Large Cap ETF
Pacer Trendpilot US Mid Cap ETF
Pacer Trendpilot 100 ETF
Pacer U.S. Export Leaders ETF
Pacer Autopilot Hedged European Index ETF
Pacer Trendpilot European Index ETF
Pacer Global Cash Cows Dividend ETF
Pacer US Cash Cows 100 ETF
Pacer Developed Markets International Cash Cows 100 ETF
Pacer Emerging Markets Cash Cows 100 ETF
Pacer Small Cap US Cash Cows 100 ETF
Pacer Wealth Shield ETF
Pacer Benchmark Industrial Real Estate SCTR℠ ETF
Pacer Benchmark Data & Infrastructure Real Estate SCTR℠ ETF
Pacer CFRA-Stovall Equal Weight Seasonal Rotation Index ETF
Pacer Trendpilot International ETF
Pacer Trendpilot Fund of Funds ETF
Pacer US Cash Cows Growth ETF
Pacer Cash Cows Fund of Funds ETF
Pacer Trendpilot® US Bond ETF
Pacer Lunt Large Cap Alternator ETF
Pacer Lunt MidCap Multi-Factor Alternator ETF
Pacer Lunt Large Cap Multi-Factor Alternator ETF
Pacer American Energy Independence ETF
Pacer Military Times Best Employers ETF
Pacer Salt High truBetaTM US Market ETF
Pacer Salt Low truBetaTM US Market ETF
Pacer Swan SOS Conservative (December) ETF
Pacer Swan SOS Flex (December) ETF
Pacer Swan SOS Moderate (December) ETF
Pacer Swan SOS Fund of Funds ETF
Pacer Swan SOS Conservative (April) ETF
Pacer Swan SOS Flex (April) ETF
Pacer Swan SOS Moderate (April) ETF
Pacer Swan SOS Conservative (July) ETF
Pacer Swan SOS Flex (July) ETF
Pacer Swan SOS Moderate (July) ETF
Pacer Swan SOS Conservative (October) ETF
Pacer Swan SOS Flex (October) ETF
Pacer Swan SOS Moderate (October) ETF
Pacer Metaurus US Large Cap Dividend Multiplier 300 ETF
Pacer Metaurus US Large Cap Dividend Multiplier 400 ETF
Pacer Pacific Asset Floating Rate High Income ETF
Pacer Pacific Asset Floating Rate High Income ETF
Pacer Bluestar Engineering the Future ETF

Pacer Bluestar Digital Entertainment ETF
Pacer Data and Digital Revolution ETF
Pacer Industrials, Logistics, and Fulfillment ETF
Pacer US Large Cap Cash Cows Growth Leaders ETF
Pacer US Small Cap Cash Cows Growth Leaders ETF
Pacer Developed Markets Cash Cows Growth Leaders ETF
Pacer Metaurus International Developed Markets Dividend Multiplier 400 ETF
Pacer MSCI World Industry Advantage ETF
Pacer Nasdaq International Patent Leaders ETF
Pacer Nasdaq 100 Top 50 Cash Cows Growth Leaders ETF
Pacer Metaurus Nasdaq 100 Dividend Multiplier 600 ETF
Pacer US Cash Cows Bond ETF
Pacer Solactive Whitney Future of Warfare ETF
Pacer PE/VC ETF
Pacer Cash COWZ 100-Nasdaq 100 Rotator ETF
Pacer S&P 500 Quality FCF Aristocrats ETF

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